TASTY BAKING COMPANY
                              --------------------
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
                ------------------------------------------------

         THIS AGREEMENT, entered into as of the 7th day of October, 2002, by and between Tasty Baking Company, a Pennsylvania corporation (hereinafter referred to as "Employer") and Charles P. Pizzi (hereinafter referred to as "Employee").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Employer wishes to establish a plan of supplemental retirement income for the Employee.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I: BENEFITS
           --------

      1. Retirement. In the event that Employee separates from service with Employer on or after age 62, he shall be entitled to receive a monthly amount until his death commencing on the first day of the first month following the month in which Employee separates from service of the Employer. The amount to be received hereunder shall be a monthly benefit in the form of a single life annuity equal to the greater of (a) $1,308.30 times Employee's years of service (not to exceed 10) with Employer or (b) 1.92% of the Employee's final average compensation times Employee's years of service (not to exceed 10) with Employer, in each case, less the accrued benefit of Employee under the Employer's tax-qualified defined benefit pension plan. Employee may elect prior to his separation from service to receive benefits in an actuarially equivalent joint and 100% or joint and 50% survivor annuity with his spouse on his date of separation as the survivor annuitant.


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         For purposes of this Agreement, the term "years of service" shall mean the Employee's entire period of service with the Employer measured from the Employee's employment commencement date (October 7, 2002) and anniversaries thereof. After one year of service, for purposes of calculating benefits under this Agreement, Employee shall receive proportional credit for a partial year of service for each full month worked in his final year of employment. The term "final average compensation" shall mean the average of the Employee's 60 highest months' compensation (as defined in the Employer's tax-qualified defined benefit pension plan without regard to the limit on compensation under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended) paid by the Employer during the 120 calendar months immediately preceding the Employee's separation from service. The term "actuarially equivalent" means equality in value of the aggregate amounts expected to be received under the different forms of payment available under this Agreement, as determined by the factors used in the Employer's tax-qualified defined benefit pension plan.

      2. Death Prior to Retirement.
         --------------------------
         (a) In the event the Employee is unmarried and dies prior to the commencement of benefits hereunder, no payments shall be due under this Agreement.
         (b) In the event that Employee is married and dies prior to the commencement of benefits hereunder and after the date he is fully vested in his accrued benefits under this Agreement, his surviving spouse shall be entitled to receive an amount per month until her death, commencing on the later of the first day of the month following the date of Employee's death or the first day of the month following the date on which Employee would have attained age 57 had he lived. Said monthly amount shall be equal to one hundred (100%) percent of the amount that the Employee would have been eligible to receive under paragraph 1 above or paragraph 3 below



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

had he (i) retired or terminated on the day before his death, (ii) elected to commence benefits on such date (or, if not then eligible to commence benefits, elected to commence benefits on the earliest date thereafter that he would have been eligible to commence benefits) and (iii) then elected an immediate joint and 100% survivor annuity.

     3. Early Retirement.
        -----------------

         (a) In the event that the Employee separates from service prior to the attainment of age 62, he shall be entitled to a single life annuity, equal to the amount determined under Section 1, commencing on the first day of the month following the date the Employee separates from service or, if later, the first day of the month following the date Employee attains age 57, except that the benefit so determined shall be reduced by 0.41666% for each month that the benefit commencement date precedes the date Employee would attain age 62.
         (b) Employee may elect prior to his separation from service to receive benefits in an actuarially equivalent joint and 100% or joint and 50% survivor annuity with his spouse on his date of separation as the survivor annuitant.

     4. Disability. In the event that Employee separates from service with Employer as a result of Employee's becoming "totally disabled," within the meaning of Employer's long term disability program, Employee shall have the right to receive payments hereunder equal to his accrued benefit, as determined under and in a form described in Section 1, based on his years of service and final average compensation at the time he is determined to be disabled, commencing on the first day of the month following the date he attains age 65.

ARTICLE II: VESTING/FORFEITURE OF BENEFITS
            ------------------------------

         In the event Employee separates from service prior to completing one year of service, as defined in Section 1, Employee shall forfeit his right to receive any benefits under this Plan.


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

Upon completion of one year of service, Employee shall be fully vested in his accrued benefits under the Plan. Notwithstanding the preceding sentence, no payment of any then unpaid installments of supplemental retirement income hereunder shall be made and all rights under this plan shall be forfeited if the Employee's employment is terminated by the Employer for "cause" as defined in Employee's Employment Agreement with the Employer; no other termination of employment of Employee under his Employment Agreement with Employer shall result in a forfeiture of any vested benefits under this Agreement except as otherwise expressly provided herein.

ARTICLE III: TERMINATION OF EMPLOYMENT
             -------------------------
     This Agreement shall not in any way constitute an employment agreement between Employee and Employer and shall in no way obligate Employer to continue the employment of Employee with Employer. This Agreement shall not limit the right of Employer to terminate Employee's employment with Employer in accordance with Employee's employment agreement with the Employer.


ARTICLE IV: ASSIGNMENT
            ----------
     The right of the Employee to the payment of supplemental retirement compensation or other benefits under this Agreement shall not be assigned, transferred, pledged, or encumbered. Further, said right shall not be subject to devise or bequest nor shall it survive the death of the Employee for any reason or circumstance.



ARTICLE V: LACK OF FIDUCIARY RELATIONSHIP
           ------------------------------

     Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Employer and the Employee or any other person. Any funds which


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

may be invested for the purpose of fulfilling the obligations which may arise under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Employer and no person other than the Employee shall, by virtue of the provisions of this Agreement, have any interest in such funds. To the extent that any person acquires a right to receive payments from the Employer under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Employer.

ARTICLE VI: MODIFICATION
            ------------
     This Agreement may be revised only in writing signed by the parties hereto.


ARTICLE VII: GOVERNING LAW
             -------------
     This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.



ARTICLE VIII: MISCELLANEOUS
              -------------
     1. Status of Payments. Any compensation or benefit payable under this Agreement shall not be included for the purpose of computing benefits to which the Employee may be entitled under any pension plan or other arrangement of the Employer for the benefit of its employees.

     2. Interpretation. The Compensation Committee of the Board of Directors (the "Committee") shall have full power and discretionary authority to interpret, construe and administer this Agreement and the Committee's interpretation and construction thereof and actions thereunder, taken by majority vote, including any valuation of the supplemental retirement compensation amount to be paid, shall be binding and conclusive on all persons for all purposes. No member of the Committee or member of the Board shall be liable to any person



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

for any action taken or omitted in connection with the interpretation or administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.

3. Claims Procedure.
   -----------------
     (a) The Committee shall prescribe a form for the presentation of claims under the terms of this Agreement.
     (b) Upon presentation to the Committee of the claim on the prescribed form, the Committee shall make the determination of the validity thereof. If the determination is adverse to the claimant, the Committee shall furnish to the claimant within 90 days after receipt of the claim a written notice setting forth the following:

              (i) The specific reason or reasons for the denial;

              (ii) Specific references to pertinent provisions of the Agreement on which the denial is based;

              (iii) A description of any additional materials or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

              (iv) Appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

     (c) In the event of a denial of a claim, the claimant or his or her duly authorized representative may appeal such denial to the Committee for a full and fair review of the adverse determination. The claimant's request for a review must be in writing and made to the Committee within 60 days after receipt by the claimant of the written notification required under paragraph (b) above; provided, however, such 60-day period shall be extended if the circumstances so warrant. The claimant or his or her duly authorized representative may submit


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


issues and comments in writing which will be given full consideration by the Committee in its review.

     (d) The Committee may, in its sole discretion, conduct a hearing. A request for a hearing made by the claimant will be given full consideration. At such hearing, the claimant shall be entitled to appear and present evidence and to be represented by counsel.
     (e) The Committee shall make a decision on a request for review not later than 60 days after receipt of the request; provided, however, in the event of a hearing or other special circumstances, such decision shall be made not later than 120 days after receipt of such request. If it is necessary to extend the period of time for making a decision beyond 60 days after the receipt of the request, the claimant shall be notified in writing of the extension of time prior to the beginning of such extension.
     (f) The Committee's decision on review shall state in writing the specific reasons and references to the provisions of the Agreement upon which it is based. Such decision shall be promptly provided to the claimant. If the decision on review is not furnished in accordance with the foregoing, the claim shall be deemed denied on review.



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


     4. Withholding. Any compensation or benefit payable under this Agreement shall be subject to any applicable federal, state and local income and employment tax withholding.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

ATTEST:                             TASTY BAKING COMPANY


                                    By:
-----------------------------          -----------------------------------------
Secretary                                 Carl S. Watts, Chairman

WITNESS:


                                    --------------------------------------------
                                    Charles P. Pizzi


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